UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A/A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by Registrant ☒

File by a Party Other Than Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERIDICOM INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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[_______], 2007

Dear Stockholders:

  You are cordially invited to attend Veridicom International, Inc.’s Annual Meeting of Stockholders, which will be held at [___________] on [________], 2007, at [_____] p.m., Pacific Time.

  At the Meeting, stockholders will be asked to elect directors for the ensuing year, ratify the appointment of accountants, ratify a financing transaction requiring potential issuance of common stock in excess of currently authorized common stock and approve an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 60,000,000 to 700,000,000 shares. Information regarding the nominees for election of directors, ratification of the appointment of accountants and amendment to the Company’s certificate of incorporation is set forth in the accompanying Proxy Statement.

  It is important that your shares be represented at the Meeting, whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matters presented, and sign, date and return the proxy card in the enclosed envelope. If you do attend the Meeting and wish to vote in person, your proxy will be withdrawn at that time. We urge you to vote “FOR” the election of all of the nominees named in the Proxy Statement and “FOR” ratification of the appointment of accountants.

/s/ PAUL MANN
___________________________
Paul Mann
President, CEO and Chairman

VERIDICOM INTERNATIONAL, INC.
21 Water Street
Vancouver BC, Canada V6B 1A1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held [________], 2007

TO THE STOCKHOLDERS OF
VERIDICOM INTERNATIONAL, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Veridicom International, Inc. (“Veridicom” or the “Company”) will be held at [________] on [______] at [_____] p.m., Pacific Time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect four persons to serve as directors of Veridicom until their successors are duly elected and qualified.

The director-nominees are as follows: Paul Mann, Bill Cheung and Jeremy Coles.

2.	Ratify Financing Transaction. To ratify financing transaction requiring potential stock issuances in excess of currently authorized capital stock.

3.	Amendment of Certificate of Incorporation. To amend the Certificate of Incorporation of Veridicom to increase the authorized shares of common stock from 60,000,000 to 700,000,000.

4.	Ratification of Appointment of Accountants. To ratify the appointment of Manning Elliot LLP as Veridicom’s independent public accountants.

5.	Transaction of Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

  The board of directors has fixed the close of business on [_______], 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul Mann
Dated: [______], 2007	Paul Mann, Chairman

  WE URGE YOU TO VOTE IN FAVOR OF MANAGEMENT’S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

  THE ENCLOSED PROXY IS SOLICITED BY VERIDICOM’S BOARD OF DIRECTORS.

  ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF VERIDICOM AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

VERIDICOM INTERNATIONAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held [_______], 2007

INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the Annual Meeting of Stockholders (the “Meeting”) of Veridicom International, Inc. (“Veridicom” or the “Company”) to be held on [________], 2007 at [___] p.m., Pacific Time, at [_______] and at any and all adjournments thereof.

  It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to stockholders eligible to receive notice of, and to vote at, the Meeting on or about [______], 2007.

Revocability of Proxies

  A form of Proxy for voting your shares at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of Veridicom an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED “FOR” ELECTION OF THE DIRECTORS NAMED HEREIN, “FOR” THE RATIFICATION OF MANNING ELLIOTT LLP AS VERIDICOM’S INDEPENDENT PUBLIC ACCOUNTANTS AND IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Persons Making the Solicitation

  This solicitation of Proxies is being made by the Veridicom’s board of directors (the “Board”). The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Veridicom. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of Veridicom may solicit Proxies personally or by telephone, without receiving special compensation therefore. In addition, Veridicom may request banks, brokers or other custodians to solicit customers for whom they hold Veridicom stock and will reimburse them for their reasonable out-of-pocket expenses.

VOTING SECURITIES

  There were issued and outstanding [_________] shares of the Veridicom’s common stock (“Common Stock”) on [_______], 2007, which has been fixed as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Meeting (the “Record Date”). On any matter submitted to the vote of the stockholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of Veridicom as of the Record Date. In connection with the election of directors, there is no cumulative voting. The effect of broker non-votes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Abstentions will be counted for purposes of determining the presence of a quorum, but will not be counted as having been voted on a matter.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

  The persons named below will be nominated for election as directors at the Meeting to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all four nominees, as appropriate. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are set forth in the section entitled “Stockholder Proposals” in this Proxy Statement.

  The following table sets forth, as of January 10, 2007, the names of, and certain information concerning, the persons nominated for election as directors of Veridicom:

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

Paul Mann, Chief Executive Officer, Chief Financial Officer and Secretary	47	2004	Mr. Mann was the founder of Cavio Corporation and served as its CEO since its inception in 1998.
Bill Cheung	34	2002
Mr. Cheung has been a partner of Manhattan Capital Partners, Inc., an investment advisory company, since 2002. Prior to that, Mr. Cheung spent 10 years in the industrial manufacturing industry as a partner of National Plastics (China) and Sino Energy (Hong Kong).

Jeremy Coles	52	2004	Mr. Coles has been a managing director at Beaufort International Associates Limited since September 1998. Prior to that, Mr. Coles was a self-employed research and marketing consultant.

  None of the director-nominees were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Veridicom acting within their capacities as such. There are no family relationships between any of the directors of Veridicom.

  If a quorum is present at the meeting, the four nominees for directors receiving the most votes will be elected directors. Abstentions and broker non-votes will each be counted for purposes of determining the presence of a quorum, but will have no effect on the vote.

  Management recommends that the stockholders vote “FOR” each of the director-nominees listed above.

The Board of Directors and Committees

  The Board is responsible for the supervision of the overall affairs of the Company. The Board met on ten occasions in fiscal 2005. Each director, except Shannon McCallum, attended at least 75% of all Board meetings held during fiscal 2005.

  The Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board as a whole. Veridicom is not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board.

Policy on Accounting Matters; Pre-Approval of Audit and Non-Audit Services of Independent Auditor

  The Board oversees Veridicom’s corporate accounting and reporting practices and the quality and integrity of Veridicom’s financial statements and reports, selects, hires, oversees and terminates Veridicom’s independent auditors, monitors Veridicom’s independent auditors’ qualifications, independence and performance, monitors Veridicom’s and its affiliates’ compliance with legal and regulatory requirements, oversees all internal auditing functions and controls, and oversees Veridicom’s and its affiliates’ risk management function.

  The Board’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Board regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Director Compensation

  Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Directors are also eligible to receive annual stock option grants approved by the Board.

Consideration of Director-Nominees

Stockholder Nominees. Veridicom’s Board as a whole will consider nominees to the Board proposed by stockholders, although the Board has no formal policy with regard to stockholder nominees as it considers all nominees on their merits as discussed below. Any stockholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Secretary
Veridicom International, Inc.
21 Water Street
Vancouver BC, Canada V6B 1A1

Selection and Evaluation of Director Candidates. The Board is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to Veridicom, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Board does not have any written specific minimum qualifications or skills that a candidate must meet in order to serve on the committee. The Board identifies nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service. Current members of the Board with skills and experience that are relevant to Veridicom’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the majority of the Board decided not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Board considers the diversity and mix of the existing board of directors, including, but not limited to, such factors as: the age of the current directors, employment experience, public interest considerations and the implementation of the Veridicom’s strategic plan. Among other things, when examining a specific candidate’s qualifications, the Board considers: the ability to represent the best interest of Veridicom, existing relationships with Veridicom, interest in the affairs of Veridicom and its purpose, the ability to fulfill director responsibilities, leadership skill, integrity, business judgment, ability to develop business for Veridicom and the ability to work as a member of a team.

Communications with the Board and Annual Meeting Attendance

  Individuals who wish to communicate with Veridicom’s Board may do so by sending correspondence to the Company’s Board at 21 Water Street, Suite 500, Vancouver BC, Canada V6B 1A1. Any communications intended for non-management directors should be sent to the above address above to the attention of Investor Relations.

  Veridicom does not have a policy regarding Board member attendance at Annual Meetings of Stockholders.

GENERAL INFORMATION REGARDING
RATIFICATION OF FINANCING TRANSACTIONS AND
AMENDMENT TO THE ARTICLES OF INCORPORATION

Overview

The Company currently has authorized capital stock consisting of 60,000,000 common shares, $.001 par value, of which [________] shares are issued and outstanding and 2,000,000 preferred shares, $.001 par value, of which no shares are issued and outstanding.

On February 1, 2006, the Company completed a private offering of an aggregate of 10,000,000 shares of common stock and 10,000,000 warrants to purchase common stock to accredited investors. In connection with this offering the Company issued an additional 12,500,000 warrants to purchase common stock to a placement agent. The Company also agreed to register the shares of common stock issued to the investors and the shares of common stock underlying the warrants issued to the investors and the placement agent in this offering. Prior to the closing of the foregoing private offering the Company had 31,411,471 shares of common stock outstanding. Therefore, assuming the exercise of the warrants issued in connection with the offering the Company would have 63,911,471 shares outstanding, which is 3,911,471 shares in excess of the 60,000,000 shares of common stock authorized. Subsequently, the 10,000,000 shares issued and 22,500,000 shares underlying the warrants were registered for resale in a registration statement on Form SB-2 (File No. 333-133958), which was declared effective by the Securities and Exchange Commission on June 27, 2006. The number of shares registered in such registration statement exceeded the number of authorized shares of the Company. Accordingly, the Company withdrew such registration statement in order to deregister the shares included therein.

The Company has exhausted its authorized shares of common stock and cannot meet its equity-based obligations without shareholder approval for an increase in the number of authorized shares. Management of the Company, which is responsible for these issuances of securities, was made aware that it could potentially exceed its authorized shares of common stock in June 2006. After a registration statement registering the shares underlying the warrants issued pursuant to the February 2006 financing transaction was declared effective by the Securities and Exchange Commission, management was notified by its counsel that in order to issue such shares, the Company would be required to increase its authorized shares of common stock.

After being made aware that the Company issued warrants obligating the Company to issue shares of common stock in excess of its authorized capital, the Company took affirmative steps to try to remedy the issuance and registration of the warrants and to ensure that this does not occur again. The Company took the following steps to remedy the issuance and registration of the warrants: (i) withdrew the registration statement on Form SB-2 (File No. 333-133958), (ii) ceased issuing any new shares of common stock underlying the warrants, (iii) notified the holders of outstanding warrants that such securities could not be exercised until the Company increases its authorized shares of common stock, which notice addressed the possibility that the Company may not be able to obtain approval for the February 2006 transaction or approval for the increase of its authorized common stock, and (iv) proceeding to seek shareholder approval to increase the number of authorized shares so as to satisfy the shares that may potentially be required to be issued should the holders of the Company’s options, warrants and other convertible securities elect to exercise and/or convert such securities into common stock.

The Company also took the following steps to ensure that this does not occur again: (i) conducted a complete review of all securities of the Company currently outstanding, (ii) instituted controls and procedures to prevent the issuance of securities in excess of its authorized capitalization, and (iii) is hiring a controller and Chief Financial Officer, who will be responsible to maintain and provide oversight of the controls and procedures instituted to prevent the issuance of securities in excess of its authorized capitalization. The additional controls and procedures that the Company has instituted include maintaining a separate log for all the issuances of stock and securities convertible into shares of common stock, which will be reviewed prior to any issuance to confirm that there are enough shares of common stock issuable upon issuance or conversion and updating the log book upon each new issuance of common stock or securities convertible into common stock.

For a complete description of the terms of the transaction, see "Ratification Of Financing Transactions Requiring Potential Stock Issuances In Excess Of Currently Authorized Capital Stock" below.

Transactional Effects on Capitalization of the Company

As previously stated, performance of the Company's obligations pursuant to the transactions entered into on February 1, 2006, contemplates the issuance of shares of its common stock beyond its authorized capital. The following table describes its capitalization (i) as of January 31, 2006, prior to the transaction entered on February 1, 2006, (ii) as of January 10, 2007, after giving effect to the transaction entered into on February 1, 2006, and (iii) as of January 10, 2007, adjusted to give effect to the changes to the Company's capitalization as described in this Information Statement.

Securities Authorized and Outstanding	Prior to February 1, 2006	As Adjusted to Give Effect to Transactions Since February 1, 2006	As Adjusted to Reflect Approval of Proposal 2 and Proposal 3
Common Shares Authorized	60,000,000	60,000,000	700,000,000

Common Shares Outstanding	31,411,471	56,233,657	56,233,657

Warrants Outstanding	10,200,000	24,300,000	44,300,000

Issuable Upon Conversion of Convertible Notes (1)	1,202,177,093	1,202,177,093	1,202,177,093

Employee Stock Options	3,174,294	3,174,294	3,174,294

Total Shares Issued (Shares owed)	(1,186,962,858)	(1,225,885,044)	(605,885,044)

(1) As further described below, the convertible notes are convertible into shares of our common stock at a floating rate. The number of shares listed assumes that the entire face value of the convertible notes was converted on January 10, 2007.

As the table above illustrates, performance of the Company's obligations pursuant to the transactions entered into on February 1, 2006 and its previous commitments (see "Purpose Of Increase In Authorized Shares Of Common Stock" below), contemplates the issuance of 1,225,885,044 shares of the Company's common stock beyond its authorized capital. The Board of Directors of the Company have approved presentation of proposals to ratify the above transaction in light of the fact that it did not have sufficient share capital to enter in the agreements, and to authorize sufficient capital to fully perform its obligations under the agreements. Unless its shareholders approve both Proposal 2 and Proposal 3, the Company will be unable to perform its obligations under the agreements and will be in default pursuant to the terms of the agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

Potential Effect of Approval or Denial of Proposal 2 and Proposal 3

The Company's commitments to issue shares beyond our authorized capital as required by the exercise of the aforementioned securities requires authorization by the Company shareholders (Proposal 2) and can only be met if the Company's shareholders approve its proposed increase in authorized shares (Proposal 3).

Unless the Company's shareholders approve these transactions (Proposal 2) and approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 60,000,000 to 700,000,000 (Proposal 3), the Company will be unable to perform its obligations under the warrants and will be in default pursuant to the terms of the warrants. Although there are no provisions in the warrants which address the consequences of a default by the Company of its obligations, such default could potentially subject the Company to liability in the form of a claim for rescission of the February 2006 transaction or a claim for monetary damages, neither of which the Company is currently financially able to accommodate. However, in light of the fact that the Company is currently seeking additional financing, management of the Company believes that it is highly likely that such default will hinder its ability to obtain such financing and will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

Approval of Proposal 2 and Proposal 3 will allow the Company to perform its obligations under the warrants issued in the February 2006 transaction described above, but may involve the following negative effects:

•
The issuance of shares upon exercise of the warrants may result in substantial dilution to the interests of other stockholders. This risk of dilution is especially great in light of the fact that the exercise prices of the warrants issued in connection with the warrants are subject to adjustment upon the occurrence of certain events, including:

•	Subdivisions or combinations of the common stock;

•	Reclassifications, consolidations or mergers; and

•	The issuance of common stock as a dividend on shares of common stock.

•	The sale of the underlying shares of common stock or even the potential of such exercise or sale may have a depressive effect on the market price of our securities;

•	The sale of the large number of shares to be issued pursuant to the agreements described in Proposal 2 may adversely affect the market price of the Company's common stock; and

•
The terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them, to the extent they are able, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to it than those provided in the options or warrants.

PROPOSAL NO. 2
RATIFICATION OF FINANCING TRANSACTION
REQUIRING POTENTIAL STOCK ISSUANCES
IN EXCESS OF CURRENTLY AUTHORIZED CAPITAL STOCK

As described above in the preceding section General Information Regarding Proposals 2 and 3, the Company has entered into a financing agreement in February 2006, which potentially requires an issuance of shares greater than the number of shares that the Company is currently authorized to issue. The Company's commitment to issue shares as may be required by the warrants issued can only be met if the Company's shareholders approve its proposed increase in authorized shares (Proposal 3). This Proposal seeks ratification of the issuance of the warrants in connection with this financing transaction in light of their requirement of potential issuances of common stock beyond the Company's authorized capital. The following narrative describes the material terms of this transaction.

Warrants Issued in Private Offering

On February 1 2006, the Company completed a private placement offering of 10,000,000 units to five accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of common stock and one warrant to purchase one share of our common stock with an exercise price of $0.20 per share. These units were sold in reliance upon the exemption afforded by the provisions of Regulation S under the Securities Act. In addition, with respect to the foregoing private placement offering, the Company issued 12,500,000 warrants to purchase common stock, on the same terms, to a placement agent. In connection with the foregoing issuances, the Company agreed to file a registration statement on Form SB-2 to register the shares of common stock and the shares of common stock underlying the warrants sold in this offering.

Unless the Company's shareholders approve these transactions by approval of this Proposal 2, the Company will be in default pursuant to the terms of these agreements. In light of the fact that the Company is currently seeking additional financing, management of the Company believes that it is highly likely that such default will hinder its ability to obtain such financing and will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company. If the shareholders fail to approve this proposal, the warrants would be deemed to be unauthorized, the Company would advise the investors and their exercise would not be honored . Although there are no provisions in the warrants which address the consequences of a default by the Company of its obligations, such default could potentially subject the Company to liability in the form of a rescission of the February 2006 transaction and return the outstanding shares and warrants in exchange for the full purchase price or a claim for monetary damages or other remedies, neither of which the Company is currently financially able to accommodate.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Management recommends that the stockholders vote “FOR” ratification of the financing transaction requiring potential stock issuances in excess of currently authorized capital stock.

PROPOSAL NO. 3:
TO CONSIDER AND VOTE UPON A PROPOSAL TO
AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO AUTHORIZE AN INCREASE OF ITS COMMON STOCK TO 700,000,000 SHARES

The Board of Directors has approved an amendment to Veridicom’s Certificate of Incorporation to replace Article IV Sections 1 in its entirety, which will result in an increase to the number of authorized shares of Common Stock from 60,000,000 to 700,000,000. Veridicom’s Certificate of Incorporation, as amended, currently authorizes for issuance of 62,000,000 shares consisting of 60,000,000 of common stock and 2,000,000 shares of preferred stock. The approval of this amendment to the Articles of Incorporation will increase the Company’s authorized shares of common stock to 702,000,000.

As described above in the preceding sections (General Information Regarding Proposals 2 and 3 and Warrants Issued In Private Offering) and as describer below (Purpose Of Increase In Authorized Shares Of Common Stock), the Company currently has additional outstanding securities and agreements that allow for rights exercise that would require the issuance of up to 1,225,885,044 shares of its common stock in excess of its currently authorized shares. The Company's commitments to issue shares in the future as required by its issuance of warrants and convertible notes can only be met if the Company's shareholders approve this proposed increase in authorized shares (Proposal 3). In addition, the Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions. Article IV Sections 1 would be amended to read as follows and would be filed with the Delaware Secretary of State:

“Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be Seven Hundred and Two Million (702,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue Seven Hundred Million (700,000,000) shares of Common Stock, $.001 per value per share and Two Million (2,000,000) shares of Preferred Stock, $.001 per value share.”

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of January 10, 2007, a total of 56,233,657 shares of the Company's currently authorized 60,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

PURPOSE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Except for the issuance of shares of common stock upon exercise of outstanding warrants and upon conversion of the callable secured convertible notes issued or issuable, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

Unit Offering

On February 1, 2006, we completed a private placement offering of 10,000,000 units to accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock. In addition, we issued 12,500,000 warrants to purchase our common stock to a placement agent.

Convertible Note/Warrant Financing

February 2005 Financing

To obtain funding for ongoing operations the Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., AJW Partners, LLC, Alpha Capital, Enable Growth Partners L.P., Whalehaven Capital Fund Limited, Meadowbrook Opportunity Fund LLC and TCMP3 Partners on February 25, 2005 for the sale of (i) $5,100,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 10,200,000 shares of our common stock.

•	On February 25, 2005, the investors purchased $1,700,000 in callable secured convertible notes and received warrants to purchase 3,400,000 shares of the Company’s common stock.

•
Between April 29, 2005 and May 9, 2005, the investors purchased an additional $1,700,000 in callable secured convertible notes and received warrants to purchase 3,400,000 shares of the Company’s common stock.

•	On August 16, 2006, the investors purchased an additional $1,220,000 in callable secured convertible notes and received warrants to purchase 2,440,000 shares of the Company’s common stock.

The convertible notes bear interest at 10%, mature three years from the date of issuance, and, subject to the filing of an amendment to the Company’s certificate of incorporation increasing its authorized stock, are convertible into our common stock, at the investors' option, at a conversion price equal to the lower of (i) $0.905 or (ii) 50% of the average of the daily volume weighted average price of the Company’s common stock for the 5 days before, but not including, the conversion date. As of January 10, 2007, the average of the daily volume weighted average price of the Company’s common stock for the preceding 5 trading days as reported on the Over-The-Counter Bulletin Board was $0.0093 and, therefore, the conversion price for the secured convertible notes was $0.0047. As of January 10, 2007 the outstanding principal for the foregoing notes is $4,044,399, therefore based on this conversion price, the callable secured convertible notes, excluding interest, would be convertible into 860,510,426 shares of our common stock.

The Company may prepay the convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes. The full principal amount of convertible notes is due upon default under the terms of convertible notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights. In the event that the Company does not have sufficient authorized shares of common stock available to effect a conversion of the convertible notes, upon a request submitted by an investors, than the convertible notes shall not be convertible into common stock until additional shares of common stock are authorized for issuance. Upon the increase of the authorized common stock of the Company the conversion price will equal the lower of the conversion price on the date of the initial request submitted by the investors, or (ii) the then current conversion price as determined in accordance with the normally conversion price determination. In addition, the Company will be obligated to pay the investor a default payment equal the amount of the outstanding principal of the note, plus any interest owed, multiplied by .24 and then multiplied by a number based on the number of days from the date a conversion notice is submitted until the date that the authorized common stock of the Company is increased to satisfy its obligations under the convertible notes.

The Warrants are exercisable until five years from the date of issuance. Half of the Warrants are designated as Series A Warrants and have an exercise price of $3.00 per share and the other half are designated as Series B Warrants and have an exercise price of $5.00 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market. As of January 10, 2007 there are 900,000 Series A Warrants and 900,000 Series B Warrants.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of the Company’s common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

September 2006 Financing

To obtain funding for general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees, the Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on September 28, 2006 for the sale of (i) $525,000 in callable secured convertible notes and (ii) stock purchase to buy an aggregate of 10,000,000 shares of our common stock. On September 28, 2006, the investors purchased the $525,000 in callable secured convertible notes and received warrants to purchase an aggregate of 10,000,000 shares of our common stock

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of January 10, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.006 and, therefore, the conversion price for the secured convertible notes was $0.003. Based on this conversion price, the $525,000 callable secured convertible notes, excluding interest, were convertible into 175,000,000 shares of our common stock.

The Company may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the Investors a security interest in substantially all of the Company’s assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.04 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

October 2006 Financing

To obtain funding for general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees, the Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on September 28, 2006 for the sale of (i) $525,000 in callable secured convertible notes and (ii) stock purchase to buy an aggregate of 10,000,000 shares of our common stock. On September 28, 2006, the investors purchased the $500,000 in callable secured convertible notes and received warrants to purchase an aggregate of 10,000,000 shares of our common stock

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of January 10, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.006 and, therefore, the conversion price for the secured convertible notes was $0.003. Based on this conversion price, the $500,000 callable secured convertible notes, excluding interest, were convertible into 166,666,667 shares of our common stock.

The Company may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the Investors a security interest in substantially all of the Company’s assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.04 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

General

Because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Management recommends that the stockholders vote “FOR” approval of the proposal to amend the Certificate of Incorporation of the Veridicom.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF MANNING ELLIOTT LLP AS
VERIDICOM ’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Veridicom has selected Manning Elliott LLP to serve as its independent certified public accountants for the fiscal year 2006. Veridicom’s Board has determined the firm of Manning Elliott LLP to be fully independent of the operations of Veridicom. A representative of Manning Elliott LLP is expected to be present at the Meeting and such representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Aggregate fees billed by Veridicom’s independent certified public accountants for the years ended 2005 and 2004 are as follows:

	2005	2004
Audit fees	$47,500(1)	$223,568
Audit related fees	$—	$—
Tax fees	$—	$1,193
All other fees	$—	$—

(1) Fees billed during fiscal 2005 by Manning Elliott LLP were $20,000 of this amount.

  The Board has considered the provision of non-audit services provided by Veridicom’s independent certified public accounts to be compatible with maintaining their independence. The Board will continue to approve all audit and permissible non-audit services provided by Veridicom’s independent certified public accountants. These services may include audit services and related services, tax services, and other services.

  In the event stockholders do not ratify the appointment of Manning Elliott LLP as Veridicom’s independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by Veridicom’s Board.

  If a quorum is present at the Meeting, ratification of the appointment of Manning Elliot LLP as Veridicom’s independent certified public accountants for fiscal year 2006 requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will each be counted for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

Management recommends that the stockholders vote “FOR” ratification of the appointment of Manning
Elliott LLP as Veridicom’s independent certified public accountant for fiscal 2006.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

  Management of Veridicom knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of January 10, 2007, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of Veridicom’s directors, director-nominees, the Named Executive Officer (as defined below), principal stockholders and by the directors and director-nominees of Veridicom as a group. The shares “beneficially owned” are determined under applicable Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal stockholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 10, 2007. Each person in the table, except as noted has sole voting and investment powers over the shares beneficially owned.

  Unless indicated otherwise, the address for each person named is c/o Veridicom International, Inc., 21 Water Street, Vancouver BC, Canada V6B 1A1.

Named Executive Officers and Directors:	Amount and Nature of Beneficial Ownership	Percentage of Class
Paul Mann	3,113,267 (1)	5.5%
Hamid Baradaran	100,000	0.2%
Bill Cheung	713,572 (2)	1.3%
Shannon McCallum	100,000	0.2%
Jermey Coles	83,268 (3)	0.2%
All current directors and named officers as a group (5 in all)	4,110,107	7.3%
5% Stockholders:
Dara Bashir Khan F12 Off Hatim Alvi Road Block 4 Old Clifton Karachi Pakistan	3,750,000	6.7%

(1) Includes options to purchase 200,000 shares of Common Stock.
(2) Includes (i) options to purchase 285,714 shares of Common Stock, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner, (ii) options to purchase 150,000 shares of Common Stock and (iii) 277,858 shares in the name of Manhattan Capital Partners.
(3) Includes options and warrants to purchase an aggregate of 652,348 shares of Common Stock.

Section 16(a) Beneficial Ownership Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Veridicom’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of Veridicom’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish Veridicom with copies of all Section 16(a) forms they file.

  To the knowledge of Veridicom, based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons, all of the insiders of Veridicom complied with all filing requirements during 2004.

INFORMATION REGARDING VERIDICOM’S EXECUTIVE OFFICERS

  The following table sets forth, as of January 10, 2007, the names of, and certain information concerning, Veridicom’s executive officers:

Name and Title	Age	Principal Occupation During the Past Five Years

Paul Mann, CEO, CFO and Secretary	47	Mr. Mann was the founder of Cavio Corporation and served as its CEO since its inception in 1998.
Hamid Baradaran, VP, Hardware Development & Manufacturing	44
Mr. Baradaran has over twenty-one years of diverse research and development experience with leading telecommunication/data communication corporations. Mr. Baradaran also has over 15 years direct experience in hardware design and manufacturing. Mr. Baradaran has previously developed new products and has particular strengths in high speed digital design, printed circuit board design, high-speed signal integrity, high-speed PCB layout, system electromechanical design and mechanical design.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table (2006)

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Mann, CEO	2006	175,000	-	-	-	-	-	-	175,000
Bashir Jaffer, CFO	2006	100,000	-	-	-	-	-	-	100,000
Hamid Baradanan, VP Hardware Development	2006	100,000	-	-	-	-	-	-	100,000

Summary Compensation Table (2004 & 2005)

(a)	(b)	(c)	(d)	(e)	(f)
Name and principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award $
Paul Mann, CEO	2004	175,000	-
Bashir Jaffer, CFO	2004	100,000	-
Hamid Baradanan, VP Hardware Development	2004	100,000	-
Terry Laferte, VP Software Development	2004	100,000	-
Cameron Adams, VP Strategic Devt & Sales	2004	100,000	-

Paul Mann, CEO	2005	175,000	-
Bashir Jaffer, CFO	2005	100,000	(1) -
Hamid Baradanan, VP Hardware Development	2005	100,000	-

Summary Compensation Table (2004 & 2005) (cont.)
	Long Term Compensation
Annual Compensation	Awards			Payouts
	(g)		(h)	(i)
	Securities Underlying Options / SARs (#)		LTIP Payouts $)	All Other Compensations ($)

Jeremy Coles, Director	50,000
Shannon McCallum, Director	100,000
Bill Cheung, Director	0
Paul Mann, CEO	200,000	(2)
Bashir Jaffer, CFO	100,000	(3)
Hamid Baradaran, VP Hardware Development	100,000

(1) Remuneration for certain officers is paid in Canadian currency at $130,000 per annum. These have been stated above as US $100,000 per annum.
(2) Stock options to the CEO & President consist of 150,000 options under the terms of his employment agreement and 50,000 options under the 2004 Stock Option Plan.
(3) Mr. Jaffer resigned effective May 3, 2006 and in accordance with its terms his options expire 90 days after cessation of employment.

Employment Agreements with Executive Officers

We entered into an employment agreement with our current Chief Executive Officer, Paul Mann. The term of the agreement is one year and is automatically renewable. Under the terms of the agreement, Mr. Mann receives a base salary of $175,000 and is eligible for an additional bonus based on our revenue performance. Under the terms of this employment agreement, Mr. Mann is also entitled to a ten-year stock option for 150,000 shares of our common stock at an exercise price of $3.50 per share.

We have not entered into employment agreements with our other executive officers.

Policies on Executive Compensation

  The Board is responsible for reviewing policies and human resource issues, granting stock options and approving other personnel matters which are in excess of management’s authority. The Board establishes the compensation plans and specific compensation levels of Veridicom’s principal executive officer and other executive officers. The Board reviews its approach to executive compensation annually. As part of the due diligence, the Board conducts periodic outside reviews of peers.

  The Board believes that executive officer compensation should be closely aligned with the performance of Veridicom on a short-term and long-term basis, and that such compensation should be structured to assist Veridicom in attracting and retaining key executives critical to its long-term success. To that end, the Board’s policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) an annual incentive bonus based on Veridicom’s performance, and, in certain cases, individual performance as well; and (iii) stock option awards and salary continuation plans designed to link stockholder interests with those of executive management by providing long-term incentives to executive officers. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Executive Officer Compensation

  Base Salary: The Board establishes a fixed base salary program for executive officers, which is reviewed annually. In establishing base salaries, the Board considers salaries of comparably sized peer companies. Executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of peer companies change, in order to ensure that total compensation remains competitive.

  Annual Incentives: The Board believes that incentives for officers are a key component for ensuring continued growth in stockholder value through increased earnings. Accordingly, executive officers earn bonuses based upon formulas approved by the Board.

  Long-term Incentives: Long-term incentives are provided through the grant of stock options to certain employees of Veridicom including executive officers. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve Veridicom’s long-term stockholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted.

Principal Executive Officer Compensation

Base Salary: Mr. Mann is subject to the same annual salary review program as other executive officers of Veridicom. As such, the Board targeted Mr. Mann’s base salary at the competitive median for comparable sized peer companies. Mr. Mann’s current base salary is believed reasonable by the Board based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The Board believes that the performance based compensation program, as it related to the principal executive officer, offers substantial additional compensation incentive to reward Mr. Mann for successful results.

Performance Based Compensation: Mr. Mann is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of Veridicom. In addition, some terms of the bonus plan for the principal executive officer are different than the other executive officers.

Mr. Mann was retained in February 2004 following Veridicom’s merger with Cavio. Mr. Mann’s base salary and bonus in fiscal 2004 is based on the criteria set forth above. Mr. Mann shall abstain on all Board votes regarding his bonus or compensation.

There are no compensation committee interlocks between Veridicom and other entities involving Veridicom’s executive officers or Board members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Veridicom has entered into indemnification agreements with certain of its directors and executive officers pursuant to which Veridicom has agreed to indemnify any officer or director against all costs associated with the defense of any action brought against him or her in his/her capacity as an officer or director of Veridicom .

The Company has entered into agreements with Manhattan Capital Partners ("Manhattan") and its affiliates to provide consulting and stock placement services. The Company paid Manhattan a total of $115,714 during the year ended December 31, 2005 and $316,028 during the year ended December 31, 2004. At December 31, 2003 Manhattan had advanced to us $110,005 in a non-interest bearing short-term loan, which was repaid in 2004. Manhattan is related due to one of the principals who is one of our directors.

The Company has an unsecured, non-interest bearing short-term advance from Paul Mann, our CEO, in the amount of $83,719 as of December 31, 2005 (2004: $218,899). These advances are without any specified repayment terms.

The Company had an unsecured short term loan from Tall Enterprises Ltd. (a company controlled by Terry Laferte, a former officer of the Company) amounting to $64,000 as at December 31, 2004; bearing interest at 7% per annum and due on or before June 30, 2005. Thos loan was paid in full in March 2005.

The Company has an unsecured loan from Global Ventures Advisors, a company controlled by a former director of our subsidiary in Pakistan, Veridicom Pakistan (Private) Ltd., as at December 31, 2005 amounting to $366,214; bearing interest at 12% per annum and due on or before June 30, 2007, with an option to convert to common stock in the event of default in repayment by the Company.

In January 2005, the Company entered into a Consulting Agreement for a term of 24 months at $10,000 per month with Taktical Advisory Group of United Arab Emirates (UAE), a company affiliated with a former related party, for consulting services to develop strategic alliances, business development, securing distribution channels, and to provide representation in the UAE

On November 3, 2003, Veridicom Inc. our subsidiary, entered into a five year Marketing and Distribution Agreement with Biocom Co. Ltd., ("Biocom") a Korean corporation and Gyung Min Kim, our former director. Under the terms of this Agreement Biocom was appointed as our exclusive distributor for all the sale and servicing of the Company's products in Korea.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2006.

In February and April 2005, the Board of Directors of the Company approved the granting of 1,115,000 stock options to officers, directors and employees of the Company under the 2004 Stock Option Plan.

Plan Category(1)	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity Compensation plans approved by stockholders
2004 Stock Option Plan	725,000	$1.79	845,000
2000 EssTec Plan	1,391,212	$2.61	548,292
1999 Alpha Virtual Plan	1,058,082	$1.40	4,441,918
Equity Compensation plans not approved by stockholders	—	—	—
Total	3,174,294	$2.02	5,835,210

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals to be considered for inclusion in the Proxy Statement for Veridicom’s next Annual Meeting of Stockholders is [_______], 2007. As to stockholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of Veridicom be satisfied. The bylaws require that any stockholder wishing to make a nomination for director give advance notice of the nomination which shall be sent or delivered to the President of Veridicom the later of, 21 days prior to any meeting of stockholders called for the election of directors, or ten days after the date the notice of such meeting is sent to stockholders.

OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

VERIDICOM INTERNATIONAL, INC.

Dated: [________], 2007	By:	/s/ Paul Mann
Paul Mann, President, CEO and Chairman

IT IS VERY IMPORTANT THAT EVERY STOCKHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

IN ORDER TO PROVIDE ADEQUATE MEETING ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

The Annual Report to Stockholders for the fiscal year ended December 31, 2005 is being mailed concurrently with this Proxy Statement to all stockholders of record as of [________], 2007. An electronic copy of the report is also available via the Internet at www.sec.gov.

\/ DETACH PROXY CARD HERE \/

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
VERIDICOM INTERNATIONAL, INC.

The undersigned hereby appoints Mr. Paul Mann as proxyholder with full power of substitution, to represent, vote and act with respect to all shares of common stock of Veridicom International, Inc. (“Veridicom”) which the undersigned would be entitled to vote at the meeting of stockholders to be held on September 22, 2006 at 3:00 p.m., Pacific Time, at the Caesars Palace Hotel, Las Vegas, Nevada or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

(Continued, and to be marked, dated and signed, on the other side)

\/ DETACH PROXY CARD HERE \/

VERIDICOM INTERNATIONAL, INC.

The Board of Directors recommends a vote “FOR” each of the proposals. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted “FOR” each of the proposals and in accordance with the recommendations of management. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of management.

1. Election of ______ (__) persons to be directors.	☐	FOR all nominees listed below (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
Nominees:	Paul Mann, Bill Cheung and Jeremy Coles.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below.)

EXCEPTIONS
2. Ratify financing transaction requiring potential stock issuances in excess of currently authorized capital stock			☐ I DO ྑ I DO NOT EXPECT TO ATTEND THE MEETING.
☐ FOR	☐ AGAINST	☐ ABSTAIN	(Number of Shares)
3. To amend the Certificate of Incorporation of Veridicom to increase the authorized shares of common stock from 60,000,000 to 700,000,000			(Please Print Your Name)
☐ FOR	☐ AGAINST	☐ ABSTAIN
4. Ratification of the appointment of Manning Elliot LLP as Veridicom’s independent accountants.			(Signature of Stockholder)
☐ FOR	☐ AGAINST	☐ ABSTAIN	(Date)
5. Transaction of such other business as may properly come before the meeting and any adjournments or adjournments thereof.			(Email Address)
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

 This Proxy may be revoked prior to its exercise by filing with the Secretary Veridicom a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and voting in person.

Please Detach Here ^ You Must Detach This Portion of the Proxy Card ^

Before Returning it in the Enclosed Envelope